UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 31, 2017
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing PA 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Customers Bancorp, Inc. (the "Company") held its Annual Meeting of Shareholders on May 31, 2017 for the purpose of considering and acting upon the below proposals. A total of 30,636,327 shares were outstanding and entitled to vote at the Annual Meeting.  The number of votes cast for, against, or withheld as to each such matter or nominee, as well as the number of abstentions as to each such matter or nominee, are set forth below.

1. To Elect two Class III directors of the Company to serve a three-year term.

	FOR	WITHHELD	BROKER NON-VOTES
T. Lawrence Way	23, 591,647	1,364,510	2,808,981
Steven J. Zuckerman	13,674,143	11,282,014	2,808,981

The following additional directors continued in office after the Annual Meeting: Andrea Allon, Daniel K. Rothermel, Rick Burkey, Jay S. Sidhu and Bhanu Choudhrie.

2. To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

FOR	AGAINST	ABSTAIN
27,739,297	9,232	16,609

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title: Executive Vice President and Chief Financial Officer

Date: May 31, 2017